EXHIBT 4.02

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 28, 2012, among FLEXTRONICS INTERNATIONAL LTD., a Singapore corporation (the “Company” or “FIL”) acting, subject to Section 10.20 of the Credit Agreement, through its Bermuda branch, certain Subsidiaries of the Company party to the Credit Agreement pursuant to Section 2.14 thereof (together with the Company, the “Borrowers” and, each a “Borrower”), the Subsidiary Guarantors, Agricultural Bank of China Limited, Singapore Branch (“ABC”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

A.            The Borrowers, certain financial institutions, the Administrative Agent, and Bank of America, N.A. and Union Bank, N.A. as L/C Issuers, are party to the Credit Agreement dated as of October 19, 2011 (as previously amended, the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Borrowers.

B.            The Company wishes to borrow $50,000,000 from ABC as an incremental Term A Loan pursuant to Section 2.16 of the Credit Agreement.  ABC is willing to extend such incremental Term A Loan subject to the terms and conditions of this Amendment and the Credit Agreement.

C.            This Amendment is being entered into by the parties hereto in accordance with Section 2.16 of the Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.  As used herein, “Amendment Documents” means this Amendment, the Credit Agreement (as amended by this Amendment), and each certificate and other document executed and delivered by any Borrower pursuant to Section 5 hereof.

2.             Interpretation.  The rules of interpretation set forth in Sections 1.02 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3.             Amendments to Credit Agreement.  Subject to the terms and conditions hereof, and with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended by amending clause (a) of the definition of “Applicable Percentage” in its entirety to read as follows:  “(a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by the principal amount of such Term A Lender’s Term A Loans at such time, which immediately after the effective time of

Amendment No. 2 hereto dated as of September 28, 2012 shall be as set forth opposite the name of such Lender on Schedule 2.01(a) hereto.”

(b)           The amortization schedule set forth in Section 2.07(a) of the Credit Agreement for dates on and after September 30, 2012 is amended in its entirety to read as follows:

Date	Amount

September 30, 2012	$6,875,000

December 31, 2012	$6,875,000
March 31, 2013	$6,875,000
June 30, 2013	$6,875,000
September 30, 2013	$6,875,000

December 31, 2013	$10,312,500
March 31, 2014	$10,312,500
June 30, 2014	$10,312,500
September 30, 2014	$10,312,500

December 31, 2014	$10,312,500
March 31, 2015	$10,312,500
June 30, 2015	$10,312,500
September 30, 2015	$10,312,500

December 31, 2015	$10,312,500
March 31, 2016	$10,312,500
June 30, 2016	$10,312,500
September 30, 2016	$10,312,500

provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(c)           The Credit Agreement shall be further amended by adding, in appropriate numerical order, a new Schedule 2.01(A), in the form attached hereto as Schedule 2.01(A) hereto.

4.             Agreement and Acknowledgement.  Subject to the terms and conditions set forth herein, and in the Credit Agreement, on the Effective Date ABC shall make a single $50,000,000 term loan to the Company denominated in Dollars which shall be an incremental Term A Loan as contemplated by Section 2.16 of the Credit Agreement.  Such Loan shall be provided pursuant to the funding mechanics set forth in Section 2.02(b) of the Credit Agreement and shall be deemed part of a Term A Loan Borrowing of $531,250,000 being made or continued on the Effective Date as a combination of Eurocurrency Rate Loans and Base Rate Loans as selected by

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the Company pursuant to Section 2.02(a) of the Credit Agreement.  By its execution hereof, as of the Effective Date ABC hereby joins in the Credit Agreement and assumes the duties, obligations and rights of a Term Lender holding a Term A Loan under the Credit Agreement and shall be entitled to all the rights and remedies of a Term Lender holding a Term A Loan.  The parties acknowledge and agree that, pursuant to Section 2.16 of the Credit Agreement, the ABC Loan shall be deemed a Term A Loan for all purposes of the Credit Agreement.

5.             Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           No Default exists, or will result from the $50,000,000 incremental Term A Loan being made by ABC on the Effective Date or the application of the proceeds thereof.

(b)           The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c)           This Amendment and the Credit Agreement (as amended hereby) constitute the legal, valid and binding obligations of each Borrower and are enforceable against such Borrower in accordance with their respective terms, without defense, counterclaim or offset.

(d)           The representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, are (A) in the case of representations and warranties that are qualified as to materiality, true and correct, and (B) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, in each case on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct or true and correct in all material respects, as the case may be, as of such earlier date; provided that the representations and warranties contained in Section 5.09 of the Credit Agreement shall be deemed to refer to the most recent Financial Statements furnished pursuant to subsections (a) and (b) of Section 6.01 of the Credit Agreement.

(e)           Each Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, ABC, the Lenders or any other Person.

6.             Effective Date.

(a)           This Amendment will become effective when each of the following conditions precedent has been satisfied (the “Effective Date”):

(i)            The Administrative Agent shall have received from the Company, each other Loan Party and ABC a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) counterpart to this Amendment.

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(ii)           the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated the Effective Date and executed by a Responsible Officer of the Company.

(iii)          after giving effect to the borrowing of the $50,000,000 Term A Loan, referenced above, (A) the Company will be in compliance, on a pro forma basis, with the covenants set forth in Section 7.12 of the Credit Agreement and (B) no Default will have occurred and is continuing or would result therefrom, and the Administrative Agent shall have received a certificate to that effect dated the Effective Date and executed by a Responsible Officer of the Company.

(iv)          all reasonable fees and expenses owing to the Administrative Agent and ABC shall have been paid all reasonable costs and expenses of counsel to the Administrative Agent have been paid to the extent invoiced prior to the Effective Date.

(v)           the Administrative Agent shall have received written legal opinions from Curtis, Mallet-Prevost, Colt & Mosle LLP, U.S. counsel for FIL and its Subsidiaries, and Allen & Gledhill, Singapore counsel for FIL and its Subsidiaries, each addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, including ABC, covering such legal matters as the Administrative Agent may reasonably request and otherwise in form and substance satisfactory to the Administrative Agent.

(vi)          the Administrative Agent shall have received board resolutions and other closing certificates reasonably requested by the Administrative Agent and substantially consistent with those delivered on the Closing Date under Section 4.01 of the Credit Agreement.

(vii)         The Administrative Agent shall have received from the Company a certificate signed by the secretary or assistant secretary or director of the Company, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and certifying evidence of the authorization of the execution, delivery and performance by the Company of this Amendment.

(viii)        The Administrative Agent shall have received, in form and substance satisfactory to it, such additional certificates, documents and other information as the Administrative Agent shall request.

(b)           From and after the Effective Date, the Credit Agreement is amended as set forth herein.  Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

(c)           The Administrative Agent will notify the Borrowers and the Lenders of the occurrence of the Effective Date.

7.             Reservation of Rights.  Each Loan Party acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent and ABC of this Amendment, shall be

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deemed to create a course of dealing or otherwise obligate the Administrative Agent or any Lender to execute similar amendments under the same or similar circumstances in the future.

8.             Miscellaneous.

(a)           This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

(b)           THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14, 10.15 AND 10.16 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE, WAIVER OF RIGHT TO TRIAL BY JURY AND JUDICIAL REFERENCE, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(c)           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Transmission of signatures of any party by facsimile shall for all purposes be deemed the delivery of original, executed counterparts thereof and the Administrative Agent is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.

(d)           This Amendment, together with the other Amendment Documents and the Credit Agreement, contain the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Amendment supersedes all prior drafts and communications with respect thereto.  This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)           If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(f)            Each Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

(g)           This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(h)           Each Subsidiary Guarantor, by its execution hereof, consents to this Amendment and reaffirms its obligations under the Subsidiary Guaranty.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Authorized Signatory

FLEXTRONICS INTERNATIONAL USA, INC., as Designated Borrower and Subsidiary Guarantor

By:	/s/ Timothy Stewart

Name:	Timothy Stewart
Title:	Vice President and Secretary

FLEXTRONICS INTERNATIONAL ASIA-PACIFIC LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS MARKETING (L) LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

[Signature Page to Amendment No. 2 to Credit Agreement]

FLEXTRONICS INTERNATIONAL EUROPE B.V., as Subsidiary Guarantor

By:	/s/ Bart van Loon

Name:	Bart van Loon
Title:	Managing Director

FLEXTRONICS INTERNATIONAL TERMELÖ ÉS SZOLGÁLTATÓ VÁMSZABADTERÜLETI KORLÁTOLT FELELÖSSEGÜ TÁRSASAG, as Subsidiary Guarantor

By:	/s/ Robert McCafferty

Name:	Robert McCafferty
Title:	Managing Director

By:	/s/ Erzsebet Horvath

Name:	Erzsebet Horvath
Title:	Managing Director

FLEXTRONICS AMERICA, LLC, as Subsidiary Guarantor

By:	/s/ Chris Collier

Name:	Chris Collier
Title:	Manager

FLEXTRONICS SALES & MARKETING
(A-P) LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

[Signature Page to Amendment No. 2 to Credit Agreement]

FLEXTRONICS INTERNATIONAL USA, INC., as Subsidiary Guarantor

By:	/s/ Timothy Stewart

Name:	Timothy Stewart
Title:	Vice President and Secretary

FLEXTRONICS SALES AND MARKETING NORTH ASIA (L) LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS SALES AND MARKETING CONSUMER DIGITAL LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS LOGISTICS USA, INC., as Subsidiary Guarantor

By:	/s/ Timothy Stewart

Name:	Timothy Stewart
Title:	Vice President and Secretary

[Signature Page to Amendment No. 2 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joan Mok

Name:	Joan Mok
Title:	Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

AGRICULTURAL BANK OF CHINA LIMITED, SINGAPORE BRANCH, as a Lender

By:	/s/ Fan Gang

Name:	Fan Gang
Title:	General Manager

[Signature Page to Amendment No. 2 to Credit Agreement]

SCHEDULE 2.01(A)

OUTSTANDING TERM A LOANS
AND APPLICABLE PERCENTAGES

Lender	Outstanding Term A Loan	Term A Facility Applicable Percentage
Bank of America, N.A.	$36,320,292.42	6.836760926%
Agricultural Bank of China Limited, Singapore Branch	$50,000,000	9.411764706%
Mizuho Corporate Bank Ltd.	$48,125,000	9.058823529%
Citibank, N.A.	$20,156,465.66	3.794158242%
BNP Paribas	$34,078,133.05	6.414707398%
HSBC Bank USA, National Association	$34,078,133.05	6.414707398%
JPMorgan Chase Bank, N.A.	$34,078,133.05	6.414707398%
The Bank of Nova Scotia	$34,078,133.05	6.414707398%
The Royal Bank of Scotland plc	$34,078,133.05	6.414707398%
Bank of China, New York Branch	$24,062,500	4.529411765%
Sumitomo Mitsui Banking Corporation	$24,062,500	4.529411765%
Australia and New Zealand Banking Group Limited	$18,046,875	3.397058824%
Deutsche Bank AG New York Branch	$18,046,875	3.397058824%
Union Bank, N.A.	$18,046,875	3.397058824%
U.S. Bank, National Association	$18,046,875	3.397058824%
Wells Fargo Bank, National Association	$18,046,875	3.397058824%
DBS Bank Ltd., Los Angeles Agency	$12,031,250	2.264705882%
KBC Bank NV	$12,031,250	2.264705882%
Skandinaviska Enskilda Banken AB (publ)	$12,031,250	2.264705882%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$12,031,250	2.264705882%
Fairway Loan Funding Company	$3,898,734.18	0.733879375%
Allied Irish Banks p.l.c.	$3,609,375	0.679411765%
Avenue CLO III Ltd.	$2,961,538.46	0.557466063%
Shasta CLO I Ltd.	$1,949,367.08	0.366939686%
Latitude CLO I Ltd.	$1,480,769.23	0.278733032%
Pacific Coast Bankers Bank	$1,000,000	0.188235294%
Mayport CLO Ltd.	$974,683.54	0.183469843%
Portola CLO Ltd.	$974,683.54	0.183469843%
Apidos CDO V	$731,012.66	0.137602383%
Apidos Cinco CDO	$731,012.66	0.137602383%
San Gabriel CLO I Ltd.	$731,012.66	0.137602383%
Sierra CLO II Ltd.	$731,012.66	0.137602383%
Total	$531,250,000	100.000000000%

Schedule 2.01

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